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                                                                   EXHIBIT 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of Homestore.com, Inc. on Form S-3 of our report dated February 2, 2001 (February 16, 2001 as to Note 14) relating to the combined financial statements of Move.com Group, appearing in the Current Report on Form 8-K/A of Homestore.com, Inc. (dated February 16, 2001 and filed on April 10, 2001) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
November 2, 2001